Exhibit 99.3

Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc. - Historical Financial Information — Unaudited

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Historical Financial Information - Unaudited

(i)	Balance Sheets as of September 30, 2004 and 2003

(ii)	Statements of Income for the nine month periods ended September 30, 2004 and 2003

(iii)	Statements of Stockholders’ Equity for the nine month periods ended September 30, 2004 and 2003

(iv)	Statements of Cash Flows for the nine month periods ended September 30, 2004 and 2003

(v)	Notes to the Historical Financial Information

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED BALANCE SHEETS

	September 30, 2004	September 30, 2003
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,179,156	$1,487,170
Accounts receivable	1,230,202	1,075,446
Prepaid expenses	—	3,696
Total current assets	3,409,358	2,566,312

Property and equipment, at cost, net of accumulated depreciation	10,727	11,514

Other Assets	—	799
Total assets	$3,420,085	$2,578,625

Liabilities
Current liabilities:
Accounts payable	$651,801	$410,419
Accrued expenses	102,919	32,785
Total liabilities	754,720	443,204

Commitments

Stockholders’ equity
Common stock	3,495	3,495
Retained earnings	2,661,870	2,131,926

Total stockholders’ equity	2,665,365	2,135,421
Total liabilities and stockholders’ equity	$3,420,085	$2,578,625

See notes to combined financial statements

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENT OF INCOME

	For the Nine Months Ended September 30, 2004	For the Nine Months Ended September 30, 2003
	(Unaudited)	(Unaudited)

Revenue	$7,872,215	$6,207,997
Cost of revenues	4,626,118	3,508,683
Gross profit	3,246,097	2,699,314

Selling expenses	23,647	14,536
General and administrative expenses	656,053	186,482
Income from operations	2,566,397	2,498,296

Other income (expense):
Interest income	6,204	921

Net income	$2,572,601	$2,499,217

Basic and diluted earnings per share:
Net income	$12,863.01	$12,496.09
Weighted average number of common shares outstanding	200	200

See notes to combined financial statements.

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(UNAUDITED)

			Total
	Common	Retained	Stockholders’
	Stock	Earnings	Equity

Balance, December 31, 2002	$2,495	$329,076	$331,571
Issuance of Clockwork Advertising, Inc. common stock	1,000		1,000
Distributions		(699,862)	(699,862)
Net income for the nine months ended September 30, 2003		2,499,217	2,499,217

Balance, September 30, 2003	$3,495	$2,128,431	$2,131,926

See note to combined financial statements

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(UNAUDITED)

			Total
	Common	Retained	Stockholders’
	Stock	Earnings	Equity

Balance, December 31, 2003	$3,495	$2,694,927	$2,698,422
Distributions		(2,605,658)	(2,605,658)
Net income		2,572,601	2,572,601

Balance, September 30, 2004	$3,495	$2,661,870	$2,665,365

See note to combined financial statements

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30, 2004	For the Nine Months Ended September 30, 2003
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$2,572,601	$2,499,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,257	974
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(109,055)	(372,460)
Prepaid expenses	2,098	(3,696)
Other assets	799	(799)
Increase (decrease) in liabilities:
Accounts payable	452,629	163,928
Accrued expenses	61,302	(10,339)
Net cash provided by operating activities	2,982,631	2,276,825
Cash flows from investing activities:
Capital expenditures	—	(9,560)
Cash flows from financing activities:
Advance from (Repayment to) stockholder	—	(111,881)
Proceeds from issuance of common stock	—	1,000
Distributions	(2,605,658)	(696,367)
Net cash used in financing activities	(2,605,658)	(807,248)
Net increase in cash and cash equivalents	376,973	1,460,017
Cash and cash equivalents, beginning of period	1,802,183	27,153

Cash and cash equivalents, end of period	$2,179,156	$1,487,170

Supplemental Disclosures of Cash Flow Information
Non-cash financing activity:	$—	$—

See notes to combined financial statements.

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

1 -                     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hot Rocket Marketing, Inc. (“Hot Rocket”) is an interactive marketing firm which specializes in internet advertising and promotions, search engine marketing and pay-per-click (“PPC”) management services.  Hot Rocket was incorporated on March 12, 2002 under the laws of the state of New York, and since its inception has developed marketing partnerships to support strategic marketing solutions for the online marketplace.

Clockwork Advertising, Inc. (“Clockwork”) was incorporated on July 10, 2003 under the laws of the state of New York to provide services for Hot Rocket.

A summary of significant accounting policies follows:

a.               Basis of Presentation and Principles of Combination – Hot Rocket and Clockwork (collectively, the “Company”) prepare their financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements include the accounts of Hot Rocket and Clockwork, both of which are under common control.  All significant intercompany accounts and transactions have been eliminated in combination.

b.              Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.   The Company’s most significant estimates relate to the collectibility of accounts receivable and the recoverability of long-lived assets.

c.               Fair Value of Financial Instruments - The carrying value of accounts receivable, prepaid expenses, accounts payable, accrued expenses and amounts due to stockholder approximate their fair values based on the short-term nature of such instruments.

d.              Cash and Cash Equivalents - All short-term investments with an original maturity of less than three months are considered to be cash equivalents.

e.               Accounts Receivable - Accounts receivable consist of trade accounts receivable from customers with extension of credit varying between 30 and 90 days, with the majority at 30 days.  The Company’s customer base is comprised of domestic and foreign entities with diverse demographics.  At September 30, 2004 and 2003, amounts receivable from foreign customers represented 2.0% and 0.0%, respectively, of combined accounts receivable.  An allowance for doubtful accounts is provided based on management’s evaluation of the collectibility of receivables, after giving consideration to current delinquency data, historical loss experience and general economic conditions, both at the Company level and sector/industry level.  The Company’s accounts receivable balances are continuously reviewed by management, and when situations dictate, provisions for losses are recorded. At

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

September 30, 2004 and 2003, management estimates that all accounts receivable balances are collectible and, accordingly, no allowance for doubtful accounts has been provided.   Additional allowances might be required if the original estimates for loss prove to be inadequate.

f.                 Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents, and accounts receivable.  Substantially all of the Company’s cash and cash equivalents are custodied with two major U.S. financial institutions.  Cash and cash equivalent balances may, at times, exceed insurable amounts.  The Company believes it mitigates its risks by investing in or through major financial institutions.  Recoverability is dependent upon the performance of the institutions.

g.              Property and Equipment - Property and equipment are stated at cost and are depreciated using the straight-line method over a five to seven year useful life depending on the nature of the asset.  Expenditures for maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized.

Upon retirement or disposal, the asset cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss, if any, is included in the results of operations for the period.

h.              Long-Lived Assets - If events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company estimates: (i) the future cash flows expected to result from the use of such asset over its remaining useful life and (ii) the potential cash flows realizable from its possible disposition.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the long-lived asset, an impairment loss is measured as a difference between carrying amount and the future discounted cash flows.

i.                  Internal Use Software - The Company accounts for the costs of internal use software in accordance with Statement of Position 98-01, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  Accordingly, web site development costs are expensed or capitalized depending on whether they are incurred in the preliminary project stage, application development stage or the post-implementation/operation stage.  As of September 30, 2004 and 2003, the Company had no capitalized internal use software costs.

j.                  Earnings per Share - Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the reporting period.  Diluted earnings per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the “treasury stock” or “modified treasury stock” method in the determination of dilutive shares outstanding during the reporting period.  The Company does not have any potentially dilutive instruments.

k.               Revenue Recognition - The Company generates its revenues from the following basic categories: (i) delivery of consumer traffic to the websites of its customers; (ii) placing customers’ offers on the media of third parties with whom Hot Rocket has a marketing relationship on a revenue share basis; and (iii) managing email lists owned by third parties.  Revenues earned from all such services referenced above are recognized when the earnings process is completed as represented by the acceptance of the services by the third parties, which is further supported by the delivery of the underlying media or completion of the service.  The Company recognizes revenues in accordance with SEC Staff Accounting Bulletins No. 103 and No. 104.  Revenues from foreign customers represented less than 5% and 0% during the nine month periods ended September 30, 2004 and 2003, respectively.

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

l.                  Marketing Costs - Media purchases, email marketing costs and all other marketing costs associated with the generation of revenues are expensed as costs of revenues at the time an obligation or expense is incurred.

m.            Income Taxes - Hot Rocket and Clockwork have elected treatment as subchapter S corporations for federal and state income tax purposes.  The taxable income of S corporations, whether distributed or not, is passed through and taxed at the shareholder level.  Accordingly, no provision for income taxes is included in the accompanying statements of income or financial position.

Because of the historical tax status, historical results of operations including income taxes may not in all cases be comparable to or indicative of current and future results.  Therefore, pro forma information, which shows results as if the Company had always been C corporations, is presented in Note 5.  The Company has historically used the cash basis of accounting for income tax purposes.

n.              Variable Interest Entities - Variable interest entities (“VIEs”) are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability.  Clockwork shall be considered a VIE, and Hot Rocket shall be the primary beneficiary when the Company adopts Financial Accounting Standards Board Interpretation No. 46 (Revised), as further discussed in Note 10.  Clockwork’s media purchases and other costs of revenues are incurred entirely for the benefit of Hot Rocket totaled approximately $4,113,000 and $1,251,000 during nine months ended September 30, 2004 and 2003, respectively.  The net assets of Clockwork as of September 30, 2004 and 2003 were approximately $313,000 and $504,000, respectively.

2 .                     PENSION PLAN

Hot Rocket has a defined contribution plan known as a Simplified Employee Pension Plan (SEPP).  All full-time employees who have satisfied certain requirements are eligible to participate in the plan.  For the nine months ended September 30, 2004 and 2003, pension expense amounted to $30,750 and $31,286, respectively.  Included in accrued expenses are accrued employee benefits of $30,750 and $30,000 as of September 30, 2004 and 2003, respectively.

3 -                    INCOME TAXES

Pro forma income tax information, as if the Company had always been C corporations follows.  The pro forma provision for income taxes would consist of the following components:

	September 30,
	2004	2003

Federal
Current	$639,047	$566,058
Deferred	160,343	210,123

	799,390	776,181

State
Current	180,796	160,147
Deferred	45,363	59,446

	226,159	219,593

	$1,025,549	$995,774

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

The items accounting for the difference between pro forma income taxes computed at the federal statutory rate and the pro forma provision for income taxes would be as follows:

	September 30,
	2004	2003

Federal Statutory Rate	34.0%	34.0%
Effect of State Taxes – net of federal tax benefit	6.0	5.8

	40.0%	39.8%

Deferred tax assets and liabilities would be recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.  The components of the pro forma deferred tax assets (liabilities) would consist of the following:

	September 30,
	2004	2003

Assets
Accounts payable	$259,361	$163,312
Accrued expenses	28,717	1,108

Total Deferred Tax Assets	288,078	164,420

Liabilities
Accounts receivable	(489,516)	(427,936)
Prepaid expenses	—	(1,471)
Accumulated depreciation	(5,268)	(4,582)

Total Deferred Tax Liabilities	(493,784)	(433,989)

Net	$(205,706)	$(269,569)

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

The following table presents the current and noncurrent portions of the Company’s pro forma net deferred tax liability:

	September 30,
	2004	2003

Current	$(201,438)	$(264,987)
Noncurrent	(4,268)	(4,582)

	$(205,706)	$(269,569)

The Company’s pro forma net income and earnings per share would be as follows:

	September 30,
	2004	2003

Pro Forma Net Income	$1,547,052	$1,503,444

Pro Forma Earnings Per Share	$7,735.26	$7,517.22

4 -                    MAJOR CUSTOMERS AND VENDORS

Major Customers

During the nine months ended September 30, 2004 and 2003, the Company earned a significant portion of its revenue from three and four customers, which, in combination, accounted for approximately $4,907,000 and $5,900,000, or 62% and 95%, respectively, of combined revenues during the period.

Major Vendors

During the nine months ended September 30, 2004 and 2003, the Company purchased a significant portion of its advertising space from one supplier which, accounted for approximately $2,439,000 and $3,414,000, or 78% and 77%, respectively, of media purchased during the period.

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

5 -                    RELATED PARTIES

During the nine months ended September 30, 2004 and 2003, the Company purchased approximately $3,000 and $-0-, respectively, in media purchases or consulting fees from an individual related to the stockholder.

6 -                    COMMITMENTS

On July 8, 2003, Clockwork entered into a seven-month lease agreement for office space in Huntington, New York, expiring on February 28, 2004.  The lease required a security deposit of $799 and monthly rental payments of $799.

On October 14, 2004, Hot Rocket entered into an operating lease agreement for rental of office space in Mineola, New York.  The term of the agreement is twelve months, beginning November 1, 2004.  The annual rent of $24,000 is payable in equal monthly installments.

Rent expense for the nine months ended September 30, 2004 and 2003 was $1,598 and $1,598, respectively.

7 -                    RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46).  In December 2003, the FASB modified FIN No. 46 to make certain technical corrections and address certain issues regarding its implementation.  FIN No. 46(R) establishes revised guidance, by providing a new framework for identifying variable interest entities and revised guidance on determining when a company should include an identified variable interest rate entity, or entities, in its consolidated financial statements.  The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations, since all entities under common control have been combined in the accompanying financial statements.  A non-public entity shall apply this Interpretation by the beginning of the first annual period beginning after December 15, 2004.  A public entity that is a small business issuer shall apply this Interpretation to all entities subject to FIN 46(R) no later than the end of the first reporting period that ends after December 15, 2004.

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

September 30, 2004 and 2003 (Unaudited)

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, Inventory Costs, an Amendment of Accounting Research Bulletin (ARB) No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material.  This statement is effective for fiscal years beginning after June 15, 2005, and is not expected to have a significant impact on the Company’s financial position or results of operations since the Company does not carry an inventory.

8 -                    SUBSEQUENT EVENT

Hot Rocket Marketing Inc. was acquired by Traffix, Inc. (NASDAQ:TRFX) on January 21, 2005. Prior to the TRFX acquisition, Hot Rocket acquired the assets and liabilities of Clockwork Advertising, Inc. The sales price for the Hot Rocket Marketing, Inc, asset acquisition was approximately $3.532 million, comprised of $0.7 million in TRFX common stock (or 113,821 shares of TRFX common) and $2.832 million in cash. In addition, Hot Rocket entered into a contingent purchase price arrangement, whereby Hot Rocket could receive up to $12.5 million in additional sales price upon the attainment of $27 million in EBITDA (as quantified in the Agreement) over the four year period following the closing. The additional contingent purchase price would be payable in semi-annual and annual installments pursuant to a formula based on the satisfaction of certain graduating EBITDA targets. TRFX, at its option (subject to certain conditions and limitations), may use its common stock to pay up to 50% of the additional contingent sales price installments that may become payable.